STOCK PURCHASE AGREEMENT


                                  By and Among


                            Datatec Industries Inc.,

                Those Stockholders Listed on Schedule 1.1 Hereto

                                       and

                          Glasgal Communications, Inc.


--------------------------------------------------------------------------------

                          Dated as of October 31, 1996

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE

                                    ARTICLE I

                                 SALE OF SHARES

         1.1   Delivery of Shares.............................................1
         1.2   Purchase Consideration.........................................1

                                   ARTICLE II

                                     CLOSING

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF DATATEC AND CAREY

         3.1   Corporate Organization; Requisite Authority to
                    Conduct Business; Articles of Incorporation and
                    By-Laws...................................................2
         3.2   Capitalization and Shareholdings...............................3
         3.3   Subsidiaries, etc..............................................3
         3.4   Authority Relative to and Validity of this
                    Agreement.................................................3
         3.5   Required Filings and Consents; No Conflict.....................4
         3.6   Financial Statements...........................................5
         3.7   Absence of Certain Changes and Events..........................5
         3.8   Taxes and Tax Returns..........................................6
         3.9   Employee Benefit Plans.........................................7
         3.10  Title to Property..............................................7
         3.11  Trademarks, Patents and Copyrights.............................8
         3.12  Legal Proceedings, Claims, Investigations, etc.................9
         3.13  Insurance......................................................9
         3.14  Material Contracts............................................10
         3.15  Certain Transactions..........................................10
         3.16  Inventory.....................................................11
         3.17  Receivables...................................................11
         3.18  Broker........................................................11
         3.19  Environmental Matters.........................................11
         3.20  Illegal Payments..............................................12
         3.21  Compliance with Law...........................................12
         3.22  Business Relationships........................................13
         3.23  Suppliers and Customers.......................................13

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         4.1   Capitalization................................................13
         4.2   Authority Relative to and Validity of this
                    Agreement................................................13

                                                                            PAGE

         4.3   Brokers' or Finders' Fees.....................................14
         4.4   Sellers' Addresses, Access to Information,
                    Experience, Etc..........................................14
         4.5        Purchase Entirely for Own Account........................14
         4.6   Restricted Securities.........................................14
         4.7   Legends.......................................................15

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         5.1   Corporate Organization; Requisite Authority to
                    Conduct Business.........................................15
         5.2   Execution and Delivery........................................16
         5.3   No Conflicts; Absence of Defaults.............................16
         5.4   Investment Intent.............................................17
         5.5   Capitalization................................................17
         5.6   Subsidiaries..................................................17
         5.7   SEC Reports and Financial Statements..........................17
         5.8   No Undisclosed Liabilities....................................18
         5.9   Broker........................................................18

                                   ARTICLE VI

                 COVENANTS OF DATATEC, THE SELLERS AND THE BUYER

         6.1   Covenants of Datatec and Carey Regarding Conduct
                    of Business Operations Pending the Closing...............18
         6.2   No Other Negotiations.........................................20
         6.3   Options.......................................................21
         6.4   Board Representative..........................................21
         6.5   Removal of Carey as Guarantor.................................21
         6.6   Capital Contribution..........................................21
         6.7   Carey Lock-Up.................................................21
         6.8   Compliance with Requirements of Datatec's Lender..............22
         6.9   Certain Operations............................................22
         6.10  Bridge Loan...................................................22
         6.11  Additional Covenants of Datatec, the Sellers and
                    the Buyer................................................23

                                   ARTICLE VII

                      REGISTRATION OF GLASGAL COMMON SHARES

         7.1   Filing of Registration Statements.............................24
         7.2   Registration Procedures.......................................26
         7.3   Expenses of Registration......................................28
         7.4   Sellers' Agreements...........................................29
         7.5   Exception to Filing of Registration Statement.................29

                                                                            PAGE

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

         8.1   Representations and Warranties True...........................30
         8.2   Performance of Covenants......................................30
         8.3   No Proceedings................................................30
         8.4   Consents and Approvals........................................30
         8.5   Employment Agreements.........................................30
         8.6   Opinion of the Buyer's Counsel................................30
         8.7   Material Changes..............................................31

                                   ARTICLE IX

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

         9.1   Representation and Warranties True............................32
         9.2   Performance of Covenants......................................32
         9.3   No Proceedings................................................32
         9.4   Consents and Approvals........................................32
         9.5   Employment Agreement..........................................32
         9.6   Opinion of Datatec's and the Sellers' Counsel.................32
         9.7   Material Changes..............................................33
         9.8   Requisite Authority to Conduct Business.   ...................33
         9.9   Proprietary Information.......................................33
         9.10  Lease Amendment...............................................33
         9.11  Termination of Datatec Options................................33
         9.12  Pooling Letter................................................33
         9.13  Bank Agreement................................................34
         9.14  Plan C, L.L.C. Agreement......................................34

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1  Indemnification by Carey and Koch.............................34
         10.2  Indemnification by the Sellers................................35
         10.3  Notice of Claim; Defense of Action............................35
         10.4  Indemnification by the Buyer..................................36
         10.5  Survival......................................................36
         10.6  Limitations...................................................36
         10.7  Reduction for Insurance.......................................37
         10.8  Contribution..................................................37

                                                                            PAGE

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1   Termination..................................................38
         11.2   Effect of Termination........................................39
         11.3   Amendment....................................................39

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1   Expenses.....................................................39
         12.2   Notices......................................................39
         12.3   Entire Agreement.............................................40
         12.4   Binding Effect, Benefits, Assignments........................40
         12.5   Applicable Law...............................................40
         12.6   Jurisdiction.................................................40
         12.7   Headings.....................................................41
         12.8   Counterparts.................................................41


ANNEXES

         Annex A         Employment Agreement of Christopher Carey
         Annex B         Employment Agreement of Raymond Koch

SCHEDULES

         1.1        Datatec Stockholders
         3.2        Options
         3.5        Consents
         3.4        Restrictions
         3.6        Liabilities
         3.7        Certain Changes
         3.8        Tax Returns
         3.9        Employee Benefits
         3.10       Property
         3.11       Datatec Rights
         3.12       Legal Proceedings
         3.13       Insurance
         3.14       Contracts
         3.15       Certain Transactions
         3.16       Obsolete Inventory
         3.17       Non-Collectible Receivables
         3.18       Datatec Brokers
         3.19       Environmental Matters
         3.22       Business Relationships
         3.23       Suppliers and Customers
         4.3        Sellers Broker

         4.4        Sellers Investment Experience
         5.5        Rights to Acquire the Buyer's Securities
         5.9        Buyer Brokers
         6.1        Stock Redemptions
         6.3        Replacement Options
         6.5        Datatec Obligations Guaranteed by Carey and Mary Carey
         9.6        Form of Sellers Legal Opinion

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of October 31, 1996, by and among Datatec Industries Inc., a New Jersey corporation ("Datatec"), each of the stockholders listed on SCHEDULE 1.1 hereto (each a "Seller" and collectively the "Sellers") and Glasgal Communications, Inc., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the Sellers own an aggregate of 6,750,000 shares (the "Shares") of Datatec common stock, no par value ("Datatec Common Stock"), which constitutes approximately 98.5% of the issued and outstanding capital stock of Datatec; and

                  WHEREAS, the Buyer desires to purchase, and the Sellers desire to sell all of the Shares, representing approximately 98.5% of the issued and outstanding capital stock of Datatec; and

                  WHEREAS, for accounting purposes it is intended that the transactions contemplated hereby shall be accounted for as a pooling of interests transaction under United States generally accepted accounting principles ("U.S. GAAP");

                  NOW,  THEREFORE,  in  consideration  of the  premises  and the
representations,   warranties,   and  mutual  covenants  and  agreements  herein
contained, the parties hereby agree as follows:

                                    ARTICLE I

                                 SALE OF SHARES

                  Section 1.1 DELIVERY OF SHARES. On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below), the Buyer shall purchase such number of shares as set forth under the column "Datatec Shares Held" on SCHEDULE 1.1 hereto from each Seller for an amount equal to the Purchase Price (as defined below) and each Seller shall sell his Shares to the Buyer. On the Closing Date, each Seller will transfer, assign, convey and deliver to the Buyer a certificate or certificates representing all of his Shares. Each of the certificates shall be duly endorsed for transfer or accompanied by appropriate stock powers duly executed, in either case in favor of the Buyer.

                  Section 1.2 PURCHASE CONSIDERATION. The purchase price for each Seller's Shares (the "Purchase Price") shall consist of such number of shares as set forth under the column "Glasgal Shares to be Received" on SCHEDULE
1.1 hereto, for an aggregate payment by the Buyer of 4,000,000 shares (the "Glasgal

Common Shares") of common stock, $.001 par value per share ("Glasgal Common Stock").

                                   ARTICLE II

                                     CLOSING

                  The closing (the "Closing") of the transactions contemplated by this Agreement shall take place as soon as practicable after satisfaction or waiver of all conditions set forth herein at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, or at such other time and place as the Buyer and the Sellers shall agree (the date on which such Closing occurs being herein referred to as the "Closing Date").

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF DATATEC AND CAREY

                  Each of Datatec, Carey and Koch, jointly and severally, represent and warrant to the Buyer as follows:

                  Section 3.1 CORPORATE ORGANIZATION; REQUISITE AUTHORITY TO CONDUCT BUSINESS; ARTICLES OF INCORPORATION AND BYLAWS. Datatec and each Subsidiary (as defined in Section 3.3 hereof) is a corporation duly organized, validly existing and in good standing under its respective jurisdictions of incorporation. Datatec and each Subsidiary has provided the Buyer with true and complete copies of its articles of incorporation (certified by the appropriate official of its respective jurisdiction of incorporation) and By-laws (certified by the Secretaries of Datatec and each Subsidiary) as in effect on the date hereof. Prior to the Closing, the minute books of Datatec and each Subsidiary will be delivered to the Buyer, and will contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors and stockholders of Datatec and each Subsidiary since the date of such corporation's inception, which accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting, except where such failure would not cause a Datatec Material Adverse Effect (as defined below). Datatec and each Subsidiary has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed, individually or in the aggregate, will not have a material adverse effect on the business, properties, prospects, assets, liabilities, financial condition or operations of Datatec and the Subsidiaries, taken as a whole (a "Datatec Material Adverse Effect").

                  Section 3.2 CAPITALIZATION AND SHAREHOLDINGS. The authorized capital stock of Datatec consists of 10,000,000 shares of Datatec Common Stock, 6,850,000 of which are issued and outstanding on the date hereof. The capital stock of Datatec is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and non-assessable and free of preemptive rights. Except as set forth on SCHEDULE 3.2, Datatec does not have outstanding, and is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock of Datatec, including any right of conversion or exchange under any outstanding security or other instrument, and no shares are reserved for issuance for any purpose. In addition, the options set forth in Schedule 3.2 shall be terminated by Datatec on or prior to the Closing Date or upon the issuance of the Replacement Options (as defined below) pursuant to Section 6.3.

                  Section 3.3 SUBSIDIARIES, ETC. Datatec does not own (directly or indirectly) any equity interest in any corporation, partnership, limited liability company, joint venture, affiliate, association or other entity, other than Datatec Industries Canada, Ltd., an Ontario corporation, Datatec Industries UK, Limited, and Ultimate S.A., a French corporation (each a "Subsidiary" and collectively the "Subsidiaries"). With respect to each Subsidiary Datatec will own at or prior to closing 100% of the issued and outstanding capital stock and except as set forth on SCHEDULE 3.3, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, agreements, understandings or arrangements to issue any additional shares of capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and no shares are reserved for issuance for any purpose. Datatec also owns a 15% equity interest in each of Quadrix Corporation, an Illinois corporation and ShopperTrak Limited, a United Kingdom corporation.

                  Section 3.4 AUTHORITY RELATIVE TO AND VALIDITY OF THIS AGREEMENT. Datatec has full corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by Datatec and the performance by Datatec of its obligations hereunder have been duly authorized by its Board of Directors and no further authorization on the part of Datatec is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. Except as set forth on SCHEDULE 3.4, there are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Datatec to execute and deliver the Agreements and to consummate the transactions contemplated hereunder and thereunder and no action, waiver or consent by any federal (United States or otherwise), state, municipal or other governmental department, commission or agency ("Governmental Authority") is necessary to make the Agreements valid instruments binding upon Datatec in accordance with their respective terms. This Agreement has been duly executed and delivered by Datatec and constitutes a legal, valid and binding obligation of Datatec, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity, and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

                  Section 3.5 REQUIRED FILINGS AND CONSENTS; NO CONFLICT. Except as set forth on SCHEDULE 3.5, neither Datatec nor any Subsidiary is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement or the Agreements. Except as disclosed on SCHEDULE 3.5 hereto, the execution, delivery and performance of the Agreements by Datatec and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon Datatec or any Subsidiary, (b) conflict with or violate any provision of the certificate of incorporation or Bylaws of Datatec or any Subsidiary, or (c) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of Datatec or any Subsidiary pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, loan agreement, mortgage, deed of trust, lease, contract, license, franchise or other agreement or instrument to which Datatec or any Subsidiary is a party or which is or purports to be binding upon Datatec or the Subsidiaries or by which any of their properties are bound, except for conflicts, breaches, defaults, events of default or impositions that would not have a Datatec Material Adverse Effect. The execution, delivery and performance of the Agreements by Datatec and the consummation of the transactions contemplated hereby and thereby will not result in the loss of any license, franchise, legal privilege or permit possessed by Datatec or the Subsidiaries or give a right of termination to any party to any agreement or other instrument to which Datatec or any of the Subsidiaries is a party or by which any of its properties are bound, except for losses or rights of termination that would not have a Datatec Material Adverse Effect.

                  Section 3.6 FINANCIAL STATEMENTS. The following financial statements, together with the notes thereto, have been previously delivered to the Buyer (collectively the "Financial Statements"):

                  (i)   consolidated   balance   sheets  of   Datatec   and  the
                  Subsidiaries as of April 30, 1995, April 30, 1996 and July 31, 1996 (the "Balance Sheets");

                  (ii) consolidated statements of income and retained earnings of Datatec and the Subsidiaries for the twelve month periods ended April 30, 1994, April 30, 1995, and April 30, 1996 and the three month period ended July 31, 1996 (the "Income Statements"); and

                  (iii) consolidated statements of cash flows of Datatec and the Subsidiaries for the twelve month periods ended April 30, 1994, April 30, 1995, and April 30, 1996 and the three month period ended July 31, 1996
                  (the "Cash Flow Statements").

                  The Financial Statements and notes thereto fairly present in all material respects the financial condition of Datatec and its consolidated Subsidiaries as of the dates thereof with respect to the Balance Sheets and as to the periods then ended with respect to the Income Statements and Cash Flow Statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. Except as disclosed on
SCHEDULE 3.6 hereto, neither Datatec nor any Subsidiary had at July 31, 1996 any liability or obligation of any kind or manner, either liquidated, unliquidated, direct, accrued, absolute, contingent or otherwise, whether due or to become due, which was required to be reflected by generally accepted accounting principles consistently applied, and which were not accurately reflected in the Financial Statements.

                  Section 3.7 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on SCHEDULE 3.7, since July 31, 1996, there has not been, with respect to Datatec or any Subsidiary, (i) any Datatec Material Adverse Effect; (ii) any strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties; (iv) any redemption or other acquisition by it of common stock or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto except as set forth in Section 6.1(b)(i) and distributions to shareholders necessary to pay taxes at the 42% marginal rates of income allocable to the shareholders from May 1, 1996 through the Closing; (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (vi) any transfer, assignment or sale of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names, copyrights or other assets other than those transferred, assigned, sold or granted in the ordinary course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or imposition of any other encumbrance on any assets or properties except in the ordinary course of business; any payment of any debts, liabilities or obligations ("Liabilities") of any kind other than Liabilities currently due; any cancellation of any debts or claims or forgiveness of amounts owed to Datatec or any Subsidiary; or (viii) any change in accounting principles or methods (except insofar as may have been required by a change in U.S. GAAP). Since July 31, 1996, Datatec and each Subsidiary has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations except as agreed to in writing by the Buyer or otherwise disclosed herein.

                  Section 3.8 TAXES AND TAX RETURNS. (a) For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

                  (b) Except as set forth on SCHEDULE 3.8, Datatec and each Subsidiary has (i) duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to Datatec and each Subsidiary, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of Datatec or any Subsidiary except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Except as set forth on SCHEDULE 3.8, neither Datatec nor any Subsidiary has received any notice of audit, is undergoing any audit of its Tax Returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of Datatec or such Subsidiary which have not been fully paid or finally settled. There have been no waivers of statutes of limitations by Datatec or any Subsidiary with respect to any Tax Returns which relate to Datatec or such Subsidiary. Neither Datatec nor any Subsidiary has filed a request with the Internal Revenue Service or any other taxing authority for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of Datatec or such Subsidiary.

                  Section 3.9 EMPLOYEE BENEFIT PLANS. SCHEDULE 3.9 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Datatec Employee Plans") which Datatec or any Subsidiary presently maintains, to which Datatec or any Subsidiary presently contributes or under which Datatec or any Subsidiary has any liability and which relates to employees or independent contractors of Datatec or any Subsidiary. Datatec Employee Plans administered by Datatec or any Subsidiary have been administered in all material respects in accordance with all requirements of applicable law and terms of each such plan. Each Datatec Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and, to the best of Datatec's knowledge, nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval. Except as set forth in SCHEDULE
3.9 all contributions (including premiums) in material amounts required by law or contract to have been made or approved by Datatec or any Subsidiary under or with respect to Datatec Employee Plans have been paid or accrued by Datatec or such Subsidiary. Without limiting the foregoing, there are no material unfunded liabilities under any Datatec Employee Plan except as set forth in SCHEDULE 3.9. Neither Datatec nor any Subsidiary has received notice of any investigations, litigation or other enforcement actions against Datatec or such Subsidiary with respect to any of the Datatec Employee Plans. Except as set forth in SCHEDULE 3.9, there are no pending actions, suits or claims by former or present employees of Datatec or any Subsidiary (or their beneficiaries) with respect to Datatec Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

                  Section 3.10 TITLE TO PROPERTY. Datatec and each Subsidiary has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property purported to be owned or leased by it or used in the operation of its business, free and clear of all encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or other which are not yet delinquent or are being contested in good faith by appropriate proceedings; (iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; (v) liens set forth on
SCHEDULE 3.10; and (vi) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Datatec Material Adverse Effect. All of such owned or leased property with a value in excess of $10,000 is listed on SCHEDULE 3.10 hereto, as well as a brief description of each such property, which if leased shall include the termination date and the conditions of renewal of such lease.

                  Section 3.11 TRADEMARKS, PATENTS AND COPYRIGHTS. (a) For purposes of this Agreement, the term "Datatec Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, each patent, patent rights, license, patent application, trade name, trademark, trade name and trademark registration, copyright, copyright registration, copyright application, service mark, brand mark and brand name, trade secrets relating to or arising from any proprietary process, formula, source or object code, owned or possessed by Datatec and each Subsidiary. Datatec and each Subsidiary owns or has the right to use, sell or license all Datatec Rights and such Datatec Rights are sufficient for the conduct of the businesses of Datatec and each Subsidiary as such businesses are being conducted on the date hereof or proposed to be conducted. SCHEDULE 3.11 hereto lists each patent, patent right, patent application, tradename registration, trademark registration, copyright registration, copyright application, source and object code owned or possessed by Datatec and each Subsidiary;

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Datatec Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Datatec Rights or impair the right of Datatec to use, sell or license any Datatec Rights or any portion thereof;

                  (c) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Datatec or any Subsidiary or currently under development by Datatec or any Subsidiary violates any license or agreement between Datatec or any Subsidiary, on one hand, and any third party, on the other hand, relating to such product or infringes any intellectual property right of any other party, and there is no pending or, to the best knowledge of Datatec, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Datatec Right nor, to the best knowledge of Datatec is there any basis for any such claim, nor has Datatec or any Subsidiary received any notice asserting that any Datatec Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Datatec, is there any basis for any such assertion; and

                  (d) Neither Datatec nor any Subsidiary has received notice, and to the best knowledge of Datatec, no current or prior officers, employees or consultants of Datatec or any Subsidiary claim an ownership interest in any Datatec Rights as a result of having been involved in the development of such property while employed by or consulting to Datatec or such Subsidiary or otherwise.

                  Section 3.12 LEGAL PROCEEDINGS, CLAIMS, INVESTIGATIONS, ETC. Except as set forth in SCHEDULE 3.12, there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of Datatec, threatened, against Datatec or any Subsidiary, any director, officer or employee thereof relating to the business of Datatec or such Subsidiary. Except as set forth in SCHEDULE 3.12, Datatec and Carey have not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the businesses of Datatec or any Subsidiary. Except as set forth on SCHEDULE 3.12, neither Datatec nor any Subsidiary is currently subject to any material judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other governmental authority.

                  Section 3.13 INSURANCE. SCHEDULE 3.13 hereto sets forth a list and brief description of all existing insurance policies maintained by Datatec and the Subsidiaries pertaining to their business properties, personnel or assets. Neither Datatec nor any Subsidiary is in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Prior to the Closing, all such policies shall have been delivered to the Buyer and are in full force and effect. All payments with respect to such policies are current and neither Datatec nor any Subsidiary has received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

                  Section 3.14  MATERIAL  CONTRACTS.  (a) Except as set forth in
SCHEDULE 3.14 hereto, neither Datatec nor any Subsidiary is a party to or is bound by any contract or has any commitment (including contracts or commitments pertaining to employment), whether written or oral which has a term in excess of one year and will result in payments in excess of $10,000 or require material performance on the part of Datatec or any Subsidiary. Each of the contracts and commitments set forth in SCHEDULE 3.14 hereto and each of the other material contracts and commitments to which Datatec or any Subsidiary is a party, is valid and existing, in full force and effect and enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium , or other similar laws affecting creditors' rights generally, and (ii) and as such obligations are subject to general principles of equity, and there is no material default or claim of default against Datatec or any Subsidiary or any notice of termination with respect thereto. Datatec and each Subsidiary has complied in all material respects with all requirements of, and performed all of its obligations under, such contracts and commitments as are required to have been performed on or prior to the date hereof. In addition no other party to any such contract or commitment is, to the best of Datatec's knowledge, in default under or in breach of any material term or provision thereof, and there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. Copies of all the written documents and a synopsis of all oral contracts and commitments described in SCHEDULE 3.14 hereto have heretofore been made available to the Buyer and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

                  (b) Except as set forth in SCHEDULE 3.14 hereto, neither Datatec nor any Subsidiary is a party to any oral or written (i) agreement with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

                  Section  3.15  CERTAIN  TRANSACTIONS.  Except  as set forth in
SCHEDULE 3.15 hereto, neither Datatec, any Subsidiary nor any officer, director or, to the knowledge of Datatec, any employee of Datatec or any Subsidiary, nor any member of any such person's immediate family will be a party to any material transaction with Datatec or any Subsidiary relating to the businesses of Datatec or such Subsidiary following the Closing, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of Datatec or any Subsidiary), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

                  Section 3.16 INVENTORY. Except as set forth on SCHEDULE 3.16, all inventory of Datatec and the Subsidiaries, whether reflected in the Balance Sheets or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business. The quantities of all inventory of Datatec and the Subsidiaries are reasonable for their businesses and consistent with past practice.

                  Section 3.17 RECEIVABLES. Except as set forth on SCHEDULE 3.17, all Accounts Receivable of Datatec and the Subsidiaries reflected on the July 31, 1996 Balance Sheet and which continue to be outstanding, and all Accounts Receivable arising subsequent to such date, represent good and valid Accounts Receivable which arose in the ordinary course of Datatec's and each Subsidiaries' businesses.

                  Section 3.18 BROKER. Except as set forth in SCHEDULE 3.18 hereto, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of Datatec or the Sellers.

                  Section 3.19 ENVIRONMENTAL MATTERS. (a) Neither Datatec nor any Subsidiary is the subject of, or being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any Federal (United States or otherwise), state or local environmental law, rule, regulation, or ordinance at any time in effect or (iii) any third party claim relating to environmental conditions on or off the properties of Datatec or the Subsidiaries. Neither Datatec nor any Subsidiary has been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. Except as set forth in SCHEDULE 3.19 hereto, neither Datatec nor any Subsidiary has been notified of any conditions on or off the properties of Datatec or any Subsidiary which will give rise to any liabilities, known or unknown, under any Federal (United States or otherwise), state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 3.19, an investigation shall include, but is not limited to, any written notice received by Datatec or any Subsidiary which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (b) Except as set forth in SCHEDULE 3.19 hereto, there are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which Datatec or any Subsidiary (or, to the best of Datatec's knowledge, without independent inquiry, any previous occupant of Datatec's facilities) has used, stored or otherwise held in or on any of the facilities of Datatec or any Subsidiary, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. The facilities have been maintained by Datatec and each Subsidiary in material compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations. Neither Datatec nor any Subsidiary has disposed of or arranged (by contract, agreement or otherwise) for the disposal of any material or substance that was generated or used by Datatec or any Subsidiary at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. There have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of Datatec or any Subsidiary. Neither Datatec nor any Subsidiary has installed any underground storage tanks in any of its facilities and, to the best of Datatec's knowledge, none of such facilities contain any underground storage tanks.

                  Section 3.20 ILLEGAL PAYMENTS. Neither Datatec nor any Subsidiary has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Datatec or any Subsidiary, which Datatec knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction. Neither Datatec nor any Subsidiary has participated, directly or indirectly, in any boycotts affecting any of its actual or potential customers.

                  Section 3.21 COMPLIANCE WITH LAW. Datatec and each Subsidiary has complied in all respects with all laws, rules, regulations, arbitral determinations, orders, writs, decrees and injunctions which are applicable to or binding upon Datatec or the Subsidiaries or their properties, except where such failure would not cause a Datatec Material Adverse Effect.

                  Section 3.22  BUSINESS  RELATIONSHIPS.  Except as set forth on
SCHEDULE 3.22, neither Datatec nor any Subsidiary has any material business relationship or arrangements of any nature whatsoever which Datatec knows or has reason to believe will not be available to Datatec or any Subsidiary, following the sale of shares of Datatec Common Stock hereunder, on the same terms or conditions as they are currently available to Datatec or such Subsidiary.

                  Section 3.23 SUPPLIERS AND  CUSTOMERS.  Except as set forth in
SCHEDULE 3.23 hereto, no material supplier or customer of Datatec or any Subsidiary has during the past twelve months cancelled or otherwise terminated its services or supplies to Datatec or such Subsidiary or its use or purchase of the products or services of Datatec or such Subsidiary, or has communicated any threat to Datatec's or such Subsidiary's management to do so. Datatec has no knowledge that any such supplier or customer intends to cancel or otherwise terminate its relationship with Datatec or any Subsidiary or the usage or purchase of the products of Datatec or any Subsidiary, or that the transactions contemplated by this Agreement will result in any such termination.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each Seller individually hereby represents and warrants to the Buyer, with respect to such Seller as follows:

                  Section 4.1 CAPITALIZATION. Each Seller owns the number of shares of Datatec Common Stock as set forth next to his name under the column "Datatec Shares Held" on SCHEDULE 1.1 hereto, free and clear of all liens, claims or encumbrances. Each Seller has full right, power, legal capacity and authority to transfer and deliver the Shares pursuant to this Agreement.

                  Section 4.2 AUTHORITY RELATIVE TO AND VALIDITY OF THIS AGREEMENT. This Agreement has been duly executed and delivered by each of the Sellers and constitutes the legal, valid and binding obligations of such Seller, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy. Neither the execution and delivery by the Sellers of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any provision of law, any order of any court or other agency of government, or any judgment, award or decree or any indenture, agreement or other instrument to which each

Seller is a party, or by which he or any of his properties or assets is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Seller.

                  Section 4.3 BROKERS' OR FINDERS' FEES.  Except as set forth in
SCHEDULE 3.18 hereto, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Sellers directly with the Buyer, without the intervention of any person on behalf of the Seller in such manner as to give rise to any claim by any person against the Buyer for a finder's fee, brokerage commission or similar payment.

                  Section  4.4  SELLERS'   ADDRESSES,   ACCESS  TO  INFORMATION,
EXPERIENCE, ETC.

                           (a) The address set forth on the  signature  pages of
this Agreement is each Seller's true and correct business, residence or domicile address. Each Seller has received and read and is familiar with this Agreement. Each Seller has had an opportunity to ask questions of and receive answers from representatives of the Buyer concerning the terms and conditions of this investment. Each Seller and/or his financial advisor has substantial experience in business and financial affairs and is capable of evaluating the merits and risks of his investment decision to purchase of the Glasgal Common Shares hereby.

                           (b)  Each  Seller  acknowledges  that  it has  had an
opportunity to evaluate all information regarding the Buyer as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.

                  Section 4.5 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Glasgal Common Shares to be received by each Seller pursuant to the terms hereof will be acquired for investment for each Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

                  Section 4.6 RESTRICTED SECURITIES. Each Seller understands that the Glasgal Common Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this regard, each Seller represents that it is familiar with Rule 144 promulgated under the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  Section 4.7 LEGENDS. It is understood that the certificates evidencing the Glasgal Common Shares may bear a legend substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO AND THEY SHALL HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE APPROPRIATE STATE SECURITIES LAWS OR (II) IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION AND QUALIFICATION UNDER THE ACT AND THE SECURITIES LAWS OF THE APPROPRIATE STATE IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

                  The legend referred to above shall be removed by the Buyer from any certificate at such time as the holder of the shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Buyer to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) under the Securities Act, provided that the Buyer has received from the holder a written representation that (i) such holder is not an affiliate of the Buyer and has not been an affiliate of the Buyer during the preceding three (3) months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least three (3) years or such shorter period as required by Rule 144(k), and
(iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer hereby represents and warrants to the Sellers as follows:

                  Section 5.1 CORPORATE ORGANIZATION; REQUISITE AUTHORITY TO CONDUCT BUSINESS. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has provided the Sellers with true and complete copies of its certificate of incorporation (certified by the Secretary of State of the State of Delaware) and By-laws (certified by the Secretary of the Buyer) as in effect on the date hereof. The Buyer has full corporate power and authority to enter into the Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; and each of the Agreements has been duly authorized and approved by its Board of Directors and no further action on the part of the Buyer is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, the Agreements. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of the Buyer to execute and deliver the Agreements and to consummate the transactions contemplated hereunder and thereunder and no action, waiver or consent by any Governmental Authority is necessary to make the Agreements valid instruments binding upon the Buyer in accordance with their respective terms.

                  Section 5.2 EXECUTION AND DELIVERY. The Buyer has full corporate power and authority to execute and deliver this Agreement and the Employment Agreements (as defined below) (this Agreement together with the Employment Agreement, the "Agreements") and to assume and perform all of its obligations hereunder and thereunder. The execution and delivery of the Agreements by the Buyer and the performance by the Buyer of its obligations hereunder and thereunder have been duly authorized by its Board of Directors and no further authorization on the part of the Buyer is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, the Agreements. The Buyer is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of the Agreements. This Agreement has been duly executed and delivered by the Buyer and constitutes and the Employment Agreements, when executed and delivered by the Buyer and Carey and Raymond Koch ("Koch"), respectively, in accordance with their respective terms will constitute, legal, valid and binding obligations of the Buyer, enforceable in accordance with their respective terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

                  Section 5.3 NO CONFLICTS; ABSENCE OF DEFAULTS. The execution, delivery and performance of the Agreements by the Buyer and the consummation of the transactions contemplated hereby and thereby does not and will not conflict with or violate (a) the Buyer's Certificate of Incorporation or By-laws or (b) any agreement governing the organization, management, business or affairs of the Buyer, Signatel Ltd., its Canadian subsidiary ("Signatel"), Computer-Aided Software Integration, Inc., a Delaware corporation ("CASI") or HH Communications, Inc., an

Illinois corporation ("HH") or, in any material respect, any agreement or instrument to which the Buyer, Signatel, CASI or HH may be a party or by which the Buyer, Signatel, CASI or HH (or any of their respective properties) is bound, or (c) any material law, administrative regulation or rule or court order, judgment or decree applicable to the Buyer; nor will the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby constitute a material breach of, or any event of default under, any material contract or agreement to which the Buyer, Signatel, CASI or HH is bound, or by which the Buyer, Signatel, CASI or HH (or any of their respective properties) may be bound or affected.

                  Section 5.4 INVESTMENT INTENT. The Buyer is acquiring each Sellers shares for its own account for investment purposes only and not with a view to or for distributing or reselling such shares or any part thereof or interest therein, without prejudice, however, to the Buyer's right, subject to the provisions of this Agreement at all times to sell or otherwise dispose of all or any part of such Shares under an exemption from registration and in compliance with applicable Federal and State securities laws.

                  Section 5.5 CAPITALIZATION. The authorized capital stock of the Buyer consists of (i) 34,000,000 shares of Glasgal Common Stock and (ii) 4,000,000 shares of preferred stock, par value $.001 per share, 275,000 of which are issued and outstanding. As of October 23, 1996, 16,549,146 shares of Glasgal Common Stock were issued and outstanding. Except as set forth on SCHEDULE 5.5, there are no outstanding options, warrants or contracts, commitments, understandings, or arrangements by which the Buyer is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The capital stock of the Buyer is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights. Based upon representations made by the Buyer's transfer agent as of August 22, 1996, the Buyer's Common Stock was beneficially owned by more than 1,000 stockholders.

                  Section 5.6 SUBSIDIARIES. The Buyer does not own directly or indirectly any equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity other than Signatel, CASI and HH.

                  Section 5.7 SEC REPORTS AND FINANCIAL STATEMENTS. The Buyer has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to the Sellers true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the consolidated financial statements included in the SEC Reports have been prepared from, and are in accordance with, the books and records of the Buyer, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of the Buyer as at the dates thereof or for the periods presented therein.

                  Section 5.8 NO UNDISCLOSED LIABILITIES. Except as described in the SEC Reports, the Buyer has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business, that would have a material adverse effect on the Buyer.

                  Section 5.9 BROKER. Except as disclosed on SCHEDULE 5.9 hereto, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based upon the arrangements made by or on behalf of the Buyer.


                                   ARTICLE VI

                 COVENANTS OF DATATEC, THE SELLERS AND THE BUYER

                  Section 6.1 COVENANTS OF DATATEC AND CAREY REGARDING CONDUCT OF BUSINESS OPERATIONS PENDING THE CLOSING. Datatec and Carey covenant and agree that between the date of this Agreement and the Closing Date, Datatec and the Subsidiaries will carry on their respective businesses in the ordinary course and consistent with past practice, will use their best efforts to (i) preserve their business organizations intact, (ii) retain the services of their present employees, and (iii) preserve the good will of their suppliers and customers, and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. By way of amplification and not limitation, Datatec and Carey shall not (except as contemplated hereunder), between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of the Buyer:

                  (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Datatec or any Subsidiary;
(ii) amend or propose to amend the articles of incorporation or By-laws of Datatec or any Subsidiary; (iii) split, combine or reclassify any of the outstanding shares of Datatec or any Subsidiary, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect thereto; or (iv) except as set forth on SCHEDULE 6.1, redeem, purchase or otherwise acquire any shares of capital stock of Datatec or any Subsidiary;

                  (b) (i) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets, provided, however, that notwithstanding anything to the contrary herein, Datatec may sell the assets of its French subsidiary, Ultimate S.A. to a Management buy-out group; (iii) other than under any existing credit facility or pursuant to amendments to the existing facilities and loan agreements with New Jersey National Bank- CoreStates, which amendments will become effective on or prior to the Closing Date, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm, or corporation, or enter into any contract or agreement to do so, except in the ordinary course of business and consistent with past practice; (iv) authorize any single capital expenditure or series of related capital expenditures each of which, individually or in the aggregate, is in excess of $10,000; or (v) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

                  (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Datatec Employee Plan to any employee, independent contractor or consultant, enter into any new Datatec Employee Plan or any new consulting agreement grant or establish any awards under such Datatec Employee Plan or agreement, in any such case providing for payments of more than $10,000, or adopt or otherwise amend any of the foregoing;

                  (e) take any action except in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures, other than such actions deemed necessary to comply with U.S. GAAP (including without limitation its procedures with respect to the payment of accounts payable);

                  (f) enter into or terminate any material contract or agreement or make any material change in any material contract or agreement of Datatec or any Subsidiary, other than (i) in the ordinary course of business and (ii) agreements, if any, relating to the transactions contemplated hereby; or

                  (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of their respective representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

                  Section 6.2 NO OTHER NEGOTIATIONS. Datatec and Carey agree that, between the date hereof and the earlier to occur of (i) December 31, 1996 or (ii) the termination of this Agreement pursuant to the provisions of Article XI hereof (the "Termination Date"), Datatec will not, nor will it permit any of its affiliates (including any officers, directors, employees, financial advisors, brokers, stockholders or any other person acting on their behalf) to,
(i) enter into any agreement with a third party with respect to the acquisition, directly or indirectly, of the Shares or other securities of Datatec or any Subsidiary or a material part of their assets, (ii) enter into negotiations with a third party regarding such an agreement, or (iii) provide a third party with general access to their books, records or employees for the purpose of enabling such third party to conduct a purchase investigation of the legal, financial or business condition of them; provided, however, that notwithstanding anything to the contrary herein, Datatec may sell the assets of its French subsidiary, Ultimate S.A.

                  Section 6.3 OPTIONS. Within thirty days following the Closing Date, the Buyer covenants and agrees to issue options (the "Replacement Options") to purchase shares of Glasgal Common Stock to the holders of the currently outstanding options to purchase 811,107 shares of Datatec Common Stock (the "Datatec Options") as set forth on SCHEDULE 6.3 hereto. The Replacement Options will be issued to each such holder in such amount as to entitle each such holder to acquire such number of shares of Glasgal Common Stock as set forth on SCHEDULE 6.3 hereto, with the exercise price and vesting provisions as set forth on SCHEDULE 6.3 hereto, and all other terms and conditions substantially the same as the Datatec Options. The Buyer shall use its best efforts to register the shares underlying the Replacement Options not later than December 31, 1997.

                  Section 6.4 BOARD REPRESENTATIVE. The Buyer shall appoint Carey to its Board of Directors at the earliest practical date following the Closing Date and shall nominate and recommend the re-election of Carey at its next Annual Meeting of Stockholders following the 1996 Annual Meeting.

                  Section 6.5 REMOVAL OF CAREY AS GUARANTOR. As soon as practicable following the Closing Date, the Buyer agrees to use its best efforts to cause the removal of Carey and Mary Carey as guarantors of Datatec indebtedness set forth on SCHEDULE 6.5 hereof, to which they are currently guarantors.

                  Section 6.6 CAPITAL CONTRIBUTION. On or prior to the Closing Date, the Buyer will make to Datatec a $2,000,000 cash payment in the form of paid in equity capital. In addition, until such time as the indebtedness set forth on SCHEDULE 6.5 is satisfied or Carey and Mary Carey are no longer guarantors of such indebtedness, the Buyer will make monthly cash payments to Datatec after the Closing which will be deemed paid in equity capital. Such cash payments, if required, shall be received by Datatec on or before the dates and in the amounts set forth below:

         November 15, 1996:- $1,500,000
         November 30, 1996:- $1,000,000
         December 31, 1996:- $  750,000
         January 31,  1997:- $  750,000
         February 29, 1997:- $  500,000
                             ----------
                  Total:     $4,500,000

                  Section 6.7 CAREY LOCK-UP. In the event that the Buyer commences an offering of its securities, Carey agrees to enter into with the managing underwriter of such offering, and perform its obligations under a lock-up agreement similar in form and substance to lock-up agreements executed by other executive officers and directors of the Buyer, provided, however that this

Section 6.7 shall not be applicable to the Glasgal Common Shares registered pursuant to Section 7.1(a)(i).

                  Section 6.8 COMPLIANCE WITH REQUIREMENTS OF DATATEC'S LENDER. The Buyer acknowledges that Datatec and Plan C, L.L.C. are negotiating certain amendments to their respective loan agreements and credit facilities (the "Credit Facilities") with New Jersey National Bank-CoreStates ("CoreStates"). The Buyer shall use commercially reasonable efforts to assist Datatec and Plan C, L.L.C. in negotiating and consummating the amendments to said loan agreements and credit facilities, including without limitation, executing agreements with CoreStates to:

                  (a) provide CoreStates with information regarding the planned sale of the Buyer's Northvale office;

                  (b) prohibit upstreaming or transferring of funds from Datatec to the Buyer or the Buyer's subsidiaries as long as the CoreStates loan is in effect;

                  (c) provide a guaranty to CoreStates in a form reasonably satisfactory to CoreStates;

                  (d) commit additional financial support to Datatec to enable Datatec to comply with CoreStates financial covenants;

                  (e) not purchase, pool or merge with another company nor incur additional debt prior to obtaining CoreStates' written permission; and

                  (f) provide CoreStates with all of the information it requests on a timely basis and allow Datatec to comply as long as the CoreStates loan is in effect, and provide information regarding the Buyer's ability to raise additional funds.

                  Section 6.9 CERTAIN OPERATIONS. Following the Closing, the Buyer will cause CASI to sell its software to Datatec at the lowest price sold to any third party and shall provide training to the employees of Datatec at the lowest rates charged to any third party. In addition, with the exception of its CASI products and services, all products and services sold or provided by the Buyer or any of its subsidiaries shall be marketed, sold, and provided under the "Datatec" name.

                  Section 6.10 BRIDGE LOAN. As soon as practicable following the sale of property located at 1633 Littleton Road, Parsippany, New Jersey by Plan C, L.L.C. and the subsequent payment (the "Plan C Payment") of the after tax net proceeds (after deducting customary expenses of such transaction) from such sale by Plan C, L.L.C. to the Buyer for immediate payment to CoreStates as required by the Credit Facilities, the Buyer shall issue a promissory note to Plan C, L.L.C. (the "Plan C Note"). In addition, following the payment by Carey to CoreStates of an amount up to $500,000 (the "Carey Payment"), the Buyer shall issue a note to Carey (the "Carey Note"). The Plan C Note and the Carey Note shall be in amounts equal to the amount of the Plan C Payment or the Carey Payment, respectively, shall be due no later than 24 months from the respective payment date, and shall accrue interest at a rate of 12.5% per annum. The Plan C Note shall be subject to certain prohibitions on the ability of the Buyer or affiliates of the Buyer to make payments to Plan C, L.L.C. prior to the repayment in full of amounts owed by the Buyer or affiliates of the Buyer to CoreStates, however, to the extent that any amounts are owed to Plan C, L.L.C. under the Plan C Note, once such prohibitions are no longer in effect, the Buyer shall pay all amounts due thereunder. In addition, the Buyer shall issue 15,000 additional shares of Glasgal Common Stock to Plan C, L.L.C. on the Closing Date.

                  Section 6.11 ADDITIONAL COVENANTS OF DATATEC, THE SELLERS AND THE BUYER. Each of Datatec, the Sellers and the Buyer covenant and agree:

                  (a) BEST EFFORTS. To proceed diligently and use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement, including the execution and delivery of the Employment Agreements.

                  (b) COMPLIANCE. To comply in all material respects with all applicable rules and regulations of any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby; to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                  (c) NOTICE. To give prompt notice to the other party or parties of (i) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  (d) ACCESS. To cause its affiliates, officers, directors, employees, auditors and agents to afford the officers, employees and agents of the other party hereto complete access at all reasonable times and upon reasonable notice to its properties, offices and other facilities and to all books and records, and shall furnish such other party with all financial, operating and other data and information as the other party through its officers, employees or agents, may reasonably request, provided that the party providing such access and furnishing such data and information to the other party incurs no cost in doing so.

                  (e) CONFIDENTIALITY. To hold in strict confidence all data and information obtained from the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party (unless such information is or becomes publicly available without the fault of any representative of such party, or public disclosure of such information is required by law in the opinion of counsel to such party) and shall insure that such representatives do not disclose information to others without the prior written consent of the other party hereto, and in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

                  (f) ANNOUNCEMENTS. That all public announcements, statements and press releases concerning the transactions contemplated by this Agreement shall be mutually agreed to by Datatec and the Buyer before the issuance or the making thereof and, subject to the advice of counsel, no party shall issue any such press releases or make any such public statement prior to such mutual agreement, except as may be required by law.


                                   ARTICLE VII

                      REGISTRATION OF GLASGAL COMMON SHARES

                  Section 7.1 FILING OF REGISTRATION STATEMENTS. (a) The Buyer will file a registration statement ("Registration Statement") with respect to the resale by the Sellers (i) of such number of shares having an aggregate share value (as defined below) of $2,000,000, as soon as reasonably practicable following the publication by the Buyer of results of its operations which contain 30 days of results of combined operations of the Buyer and Datatec and
(ii) of 15,000 shares in excess of such number of shares having an aggregate Share Value of $1,000,000, as soon as reasonably practicable following the completion by the Buyer of the audit of its financial statements for the fiscal year ending April 30, 1997. The individual Share Value shall be the average closing price of Glasgal Common Stock for the ten trading days ending on the third trading day prior to the filing of any such Registration Statement. Each of the Registration Statements described above will register the Glasgal Common Shares pro rata as among the Sellers.

                  (b) If the Buyer at any time or from time to time subsequent to the effective date of the Registration Statement described in Section 7.1(a)(ii) proposes to register any Glasgal Common Stock under the Securities Act for its own account (other than pursuant to a registration statement (including pre-effective amendments thereto) (i) on Form S-8 or any successor form to such form, (ii) on Form S-4 or any successor form to such form, (iii) filed in connection with an exchange offer or an offering of Glasgal Common Stock or of securities convertible or exchangeable into Glasgal Common Stock made solely to its existing shareholders in connection with a rights offering or solely to employees of the Buyer, or a post-effective amendment to any then effective registration statement), it will give written notice to each of the Sellers of its intention at least twenty (20) days in advance of the filing of any Registration Statement with respect thereto. Notwithstanding anything to the contrary herein, any notice otherwise required by this Section shall not apply if any agreement to which the Buyer is now, or to which the Buyer later becomes, a party prohibits the inclusion of the Glasgal Common Stock from any given Registration Statement and any similar provision to which the Buyer is subject has not been waived with respect to any other party. Upon the written request of any of the Sellers given within fifteen (15) days after receipt of such notice, the Buyer, subject to Section 7.1(c) below, will cause the Glasgal Common Shares requested by the Sellers to be registered, to be so registered.

                  (c) (i) In the case of an underwritten offering by the Buyer of Glasgal Common Stock, the Buyer shall, with respect to Glasgal Common Shares that a Seller then desires to sell, enter into an underwriting agreement with the same underwriters engaged by the Buyer with respect to securities being offered by the Buyer and cause such underwriters to include in any such underwriting all of the Glasgal Common Shares that a Seller then desires to sell; PROVIDED, HOWEVER, that such underwriting agreement is in substantially the same form as the underwriting agreement that the Buyer enters into in connection with the primary offering it is making.

                           (ii) If the managing  underwriter  with respect to an
offering pursuant to this Section 7.1 requests in writing that the number of Glasgal Common Shares of a Seller that are entitled to be registered pursuant to this Section 7.1 be reduced because in the judgment of the managing underwriter the offering would be materially and adversely affected, then the Glasgal Common Shares of the Sellers that they wish to register pursuant to this Section 7.1 shall be reduced by such amount as the managing underwriter may determine in writing so as to not materially and adversely affect the proposed offering, which reduced number of Glasgal Common Shares shall be included on a pro rata basis among the Sellers who are participating in such offering.

                  Section  7.2  REGISTRATION   PROCEDURES.   Each   Registration
Statement filed pursuant to this Article VII shall be pursuant to the procedures set forth below:

                  (a) The Buyer shall, in accordance with the Securities Act and the rules and regulations of the SEC, prepare and file with the SEC a Registration Statement in the form of an appropriate registration statement with respect to the Glasgal Common Shares covered by such Registration Statement and use its best efforts to cause such Registration Statement to become effective as soon as possible after each Registration Statement is filed, and remain continuously effective, until the earlier of (i) all of the Glasgal Common Shares covered by such Registration Statement has been sold in accordance with the intended methods of disposition of the seller or sellers set forth in such Registration Statement and (ii) 270 days after such Registration Statement has been declared effective PROVIDED, that if for any portion of such period the Registration Statement is not effective, then such requirement for maintaining the effectiveness of the Registration Statement shall be extended by the length of such interruption(s), and the Buyer shall prepare and file with the SEC such amendments to each such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep each such Registration Statement effective and each such Registration Statement and prospectus accurate and complete during such period;

                  (b) The Buyer shall notify the Sellers participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                  (c) The Buyer shall furnish to the Sellers such reasonable number of copies of the Registration Statement and prospectus and such other documents as Sellers may reasonably request in order to facilitate the public offering of the Glasgal Common Shares;

                  (d) The Buyer shall use its best efforts to register or qualify the Glasgal Common Shares covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Sellers may reasonably request, PROVIDED, HOWEVER, that the Buyer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such securities;

                  (e) The Buyer shall notify the Sellers participating in such registration promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                  (f) The Buyer shall prepare and file with the SEC, promptly upon the request of any Seller participating in such registration, the Registration Statement and any amendments or supplements to such Registration Statement or prospectus which, in the reasonable opinion of counsel for the Sellers is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Glasgal Common Shares by the Sellers or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

                  (g) The Buyer shall prepare and promptly file with the SEC and promptly notify the Sellers of the filing of such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Glasgal Common Shares securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Buyer shall make available to the Sellers and to the underwriters any such supplement or amendment. The Sellers agree that, upon receipt of any notice from the Buyer of the occurrence of any event of the kind described in this subsection (g), the Sellers will forthwith discontinue the offer and sale of Glasgal Common Shares pursuant to the Registration Statement covering such Glasgal Common Shares until receipt by the Sellers and underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Buyer, the Sellers will deliver to the Buyer all copies, other than permanent file copies then in the Sellers' possession, of the most recent prospectus covering such Glasgal Common Shares at the time of receipt of such notice. In the event the Buyer shall give such notice, the Buyer shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 7.2(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Buyer shall make available to the Sellers such supplemented or amended prospectus;

                  (h) The Buyer shall advise the Sellers participating in such registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (i) The Buyer shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Buyer's security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

                  (j) The Buyer shall not file any amendment or supplement to a Registration Statement or prospectus to which a majority in interest of the Sellers participating in such registration has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three business days prior to the filing thereof unless the Buyer shall have obtained an opinion of counsel that such amendment is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Glasgal Common Shares by the Sellers.

                  (k) The Buyer may, at its option, register additional shares of Glasgal Common Stock in a Registration Statement for sale by other holders of its Common Stock or include the Glasgal Common Shares in a registration in which shares of its Common Stock are sold to an underwriter for reoffering to the public (an "Underwritten Offering").

                  Section 7.3 EXPENSES OF REGISTRATION. All expenses of the Buyer incident to the Buyer's performance of or compliance with the provisions of this Article VII shall be borne by the Buyer including without limitation:

                  (a) All registration and filing fees;

                  (b) Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Buyer in connection with blue sky qualifications of the Glasgal Common Shares; PROVIDED, HOWEVER, that the Buyer shall not be required to consent to general service of process in any such state);

                  (c) Fees and disbursements of counsel for the Buyer and its independent auditors.

                  Nothing in this Section 7.3 shall be deemed to require the Buyer to pay or bear any expenses of any Seller's attorneys or accountants or any other personal expenses or any underwriting discounts relating to the Glasgal Common Shares, selling commissions or similar fees attributable pro rata to the Glasgal Common Shares if such registration results in an Underwritten Offering of all or any portion of the Glasgal Common Shares.

                  Section 7.4   SELLERS' AGREEMENTS.

                  (a)  The  Sellers  shall  promptly   provide  all  information
concerning Datatec, the Subsidiaries and/or the Sellers required to be included in each Registration Statement which is requested by the Buyer.

                  (b) Except with respect to an offering of Glasgal Common Shares pursuant to Section 7.1(a)(i), in the event any of the Glasgal Common Shares are included in an Underwritten Offering, each Seller agrees to enter into with the managing underwriter of such offering, and perform its obligations under, (i) an underwriting agreement, in usual and customary form and (ii) a lock-up agreement similar in form and substance to lock-up agreements executed by other executive officers and directors of the Buyer.

                  Section 7.5 EXCEPTION TO FILING OF REGISTRATION STATEMENT. Notwithstanding the provisions of this Article VII, the Buyer shall have no further obligation to file any Registration Statements hereunder, include any Glasgal Common Shares in a Registration Statement pursuant to Section 7.1(b) hereunder, or maintain the effectiveness of any Registration Statement filed with respect to any Seller in the event all of the Glasgal Common Shares owned by such Seller (i) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them, (ii) have been distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, or (iii) are otherwise freely transferable without restriction under the Securities Act, and Sellers have received an opinion of their legal counsel to such effect.

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

                  The   obligations  of  the  Sellers  and  Datatec  under  this
Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

                  Section 8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and the Sellers shall have received a certificate to that effect and as to the matters set forth in Section 8.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of the Buyer.

                  Section 8.2 PERFORMANCE OF COVENANTS. The Buyer shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  Section 8.3 NO PROCEEDINGS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any state, federal or local court or other governmental agency or of any foreign jurisdiction which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Buyer's ownership of the Shares shall have been issued or entered and remain in effect.

                  Section 8.4 CONSENTS AND APPROVALS. All filings and registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

                  Section 8.5 EMPLOYMENT AGREEMENTS. The employment agreements among Datatec and each of Carey and Koch, substantially in the form of Annexes A and B attached hereto ("the Employment Agreements"), shall have been executed by the parties thereto.

                  Section 8.6 OPINION OF THE BUYER'S COUNSEL. Datatec and the Sellers shall have received the opinion of Olshan

Grundman Frome & Rosenzweig LLP, counsel to the Buyer, dated as of the Closing Date, in a form reasonably satisfactory to Datatec, substantially to the effect that: (i) the Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) the Buyer has the corporate power to enter into the Agreements, and to consummate the transactions contemplated hereby and thereby; (iii) the execution and delivery of the Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Buyer; (iv) this Agreement has been duly executed and delivered by the Buyer and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except (a) as enforceability may be limited by any bankruptcy, insolvency and other laws affecting the enforcement  of  creditors'  rights  generally,  and as such  enforceability  is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), provided that the opinion in (iv) shall not be interpreted as constituting an opinion that any of the provisions of the Agreement do not contravene a provision of law, have the legal effect that they purport to have or are specifically enforceable, (v) the Glasgal Common Shares are duly authorized, validly issued, fully-paid and nonassessable; and (vi) the execution, delivery or performance of the Agreement by the Buyer and the consummation by the Buyer of the transactions herein, to the best of such counsel's knowledge, do not conflict with or result in a breach of, or default under, the Buyer's certificate of incorporation or bylaws or any material indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other material agreement or other material instrument to which the Buyer is a party or by which the Buyer is bound or to which any of the property of the Buyer is subject. Such opinion shall be limited to the laws of the State of New York and United States federal law. Insofar as the opinion expressed in (iv) above relates to matters that are governed by the laws of the State of New Jersey, the Buyer's counsel may assume that the laws of the State of New Jersey are identical to the laws of the State of New York.

                  Section 8.7 MATERIAL CHANGES. Since the date hereof, there shall not have been any material adverse change in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of the Buyer.

                                   ARTICLE IX

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

                  The obligations of the Buyer under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

                  Section 9.1 REPRESENTATION AND WARRANTIES TRUE. The representations and warranties of Datatec, Carey and the Sellers contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and the Buyer shall have received a certificate to that effect and as to the matters set forth in Section 9.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of Datatec and from each Seller.

                  Section 9.2 PERFORMANCE OF COVENANTS. Datatec, Carey and the Sellers shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

                  Section 9.3 NO PROCEEDINGS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any state, federal or local court or other governmental agency or of any foreign jurisdiction which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Buyer's ownership of the Shares or operation of Datatec's and each Subsidiary's business shall have been issued or entered and remain in effect.

                  Section  9.4   CONSENTS   AND   APPROVALS.   All  filings  and
registrations with, and notifications to, all Governmental Authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all Governmental Authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

                  Section 9.5 EMPLOYMENT AGREEMENT. The Employment Agreements shall have been executed by the parties thereto.

                  Section 9.6 OPINION OF DATATEC'S AND THE SELLERS' COUNSEL. The Buyer shall have received the opinion of Podvey, Sachs, Meanor, Catenacci, Hildner & Cocoziello, P.C. counsel to Datatec and the Sellers, dated the Closing Date, in the form annexed hereto as SCHEDULE 9.6.

                  Section 9.7 MATERIAL CHANGES. Since the date hereof, there shall not have been any material adverse change in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of Datatec and the Subsidiaries, taken as a whole.

                  Section 9.8 REQUISITE AUTHORITY TO CONDUCT BUSINESS. Datatec and each Subsidiary shall be duly qualified or licensed to do business and shall be in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed and in good standing would not have a Datatec Material Adverse Effect.

                  Section 9.9 PROPRIETARY INFORMATION. Datatec and the Subsidiaries shall have taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all Datatec Rights. All officers, employees and consultants of Datatec and the Subsidiaries having access to or involved in the development of material proprietary and confidential information shall have executed and delivered to Datatec or the Subsidiaries, an agreement regarding the protection of proprietary information and the assignment to Datatec or the Subsidiaries of all intellectual property rights arising from the services performed for Datatec or the Subsidiaries by such person, copies of which shall have been provided to the Buyer.

                  Section 9.10 LEASE AMENDMENT. Datatec shall have entered into an amendment to the lease agreement with Plan C, L.L.C. relating to property located at 1633 Littleton Road, Parsippany, New Jersey, reducing the term of such lease such that Datatec's obligations thereunder will expire on the anniversary of the Closing Date. A fully executed copy of the lease amendment shall be delivered to the Buyer on or before the Closing Date, in a form acceptable to the Buyer.

                  Section 9.11 TERMINATION OF DATATEC OPTIONS. Either (a) all Datatec Options shall be cancelled, or, if the Datatec Options are not cancelled, (b) the Buyer shall be satisfied, in its reasonable discretion, that
(i) all Datatec Options are cancelable upon the issuance of the Replacement Options and (ii) that no Datatec Options have been exercised since the date hereof or will be exercised prior to the issuance of the Replacement Options and the cancellation of the Datatec Options.

                  Section 9.12 POOLING LETTER. The Buyer shall have received a letter from Arthur Andersen & Co. to the effect that the acquisition of the Shares by the Buyer should be accounted for as of pooling of interests transaction.

                  Section 9.13 BANK AGREEMENT. The Amended and Restated Loan and Security Agreement dated January 4, 1995 between Datatec, Plan C, L.L.C., Datatec Industries Canada Ltd. and CoreStates shall have been amended in a manner satisfactory to the Buyer in its sole discretion.

                  Section  9.14  PLAN  C,  L.L.C.   AGREEMENT.   The  Consulting
Agreement between Datatec and Plan C, L.L.C. shall have been amended to reduce the term to expire 4 months after the date hereof.

                                    ARTICLE X

                                 INDEMNIFICATION

                  Section 10.1 INDEMNIFICATION BY CAREY AND KOCH. Subject to the limits set forth in this Article X, Carey and Koch agree, pro rata in proportion to the number of their respective Datatec Shares being sold pursuant to this Agreement, to indemnify, defend and hold the Buyer and each of its directors and officers harmless from and against any and all loss, liability, damage, costs and expenses (including interest, penalties and attorneys' fees) (collectively, "Losses") that the Buyer or any of its affiliates may incur or become subject to arising out of or due to any (i) inaccuracy of any representation or the breach of any warranty or covenant of Carey, Koch, or Datatec contained in this Agreement (it being understood that the indemnity obligation set forth in this
Section 10.1(i) shall not apply to any claim made by a former, current or future stockholder of the Buyer based on an inaccuracy of any representation or the breach of any warranty or covenant of Carey, Koch or Datatec contained in this Agreement) or (ii) Losses relating to the Securities Act, the Securities Exchange Act of 1934, as amended or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in a Registration Statement or any amendment or supplement thereto and which was included in a Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Buyer by Carey and the Sellers who are members of Carey's immediate family or are trusts for the benefit of Carey or his immediate family or by Koch, specifically stating that it is for use in the preparation thereof, provided, however, that Carey shall not be liable for any misstatement relating specifically to Koch and the Datatec Shares owned by Koch and Koch shall not be liable for any misstatement relating specifically to Carey and the Datatec Shares owned by Carey. Subject to Section 10.3 hereof, Carey and Koch will reimburse the Buyer and each controlling person pro rata, as provided above, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

                  Section 10.2 INDEMNIFICATION BY THE SELLERS. Subject to the limits set forth in this Article X, each of the Sellers, solely as to their individual representations and warranties and covenants, agrees to indemnify, defend and hold the Buyer and each of its directors and officers harmless from and against any and all Losses, that the Buyer or any of its affiliates may incur or become subject to arising out of or due to any (i) inaccuracy of any representation or the breach of any warranty or covenant of the Sellers contained in this Agreement or (ii) Losses relating to the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in a Registration Statement or any amendment or supplement thereto and which was included in a Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Buyer by such Seller specifically stating that it is for use in the preparation thereof. Each such Seller will reimburse the Buyer and each controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

                  Section 10.3 NOTICE OF CLAIM; DEFENSE OF ACTION. In the event that any legal proceedings should be instituted or that any claim or demand should be asserted by any third party in respect of which the obligation to indemnify may arise under the provisions of Section 10.1, the Buyer shall give to Carey and Koch prompt written notice thereof, and Carey and Koch shall have the right, at their option and expense, to be represented by counsel of their choice in connection with the defense of any such claim or proceeding, but not to control the defense or settlement thereof, except as hereinafter provided. Carey and Koch may assume control of the defense or settlement of any such claim or proceeding which may result in liability to Carey and Koch in excess of $150,000 unless in the reasonable judgment of the Buyer the assumption of such control by Carey and Koch creates a significant risk of a significant continuing adverse effect on the Buyer's business operations, in which case neither Carey nor Koch shall be entitled to assume the control of the defense or settlement of such claim. If Carey and Koch are entitled to assume control of the defense or settlement of any such claim or proceeding pursuant to the preceding sentence and either of them has indicated to the Buyer its willingness to do so in a reasonably timely manner, but the Buyer does not permit them to do so for the reasons set forth in the preceding sentence or for any reason, neither Carey nor Koch shall have any obligation to indemnify the Buyer with respect to such claim or proceeding. In any event, Carey and Koch, on one hand, and the

Buyer on the other hand, agree to cooperate with each other in connection with the defense of any such legal proceeding, claim, or demand. In addition, if Carey and Koch assume the defense of any such claim and the result is that the Buyer is not responsible for damages, the Buyer will reimburse Carey and Koch for all reasonable expenses in connection with such defense.

         Section 10.4 INDEMNIFICATION BY THE BUYER. Subject to the limits set forth in this Article X, the Buyer agrees to indemnify, defend and hold the Sellers harmless from and against any and all Losses that the Sellers or its affiliates may incur or become subject to arising out of or due to (i) any inaccuracy of any representation or the breach of any warranty or covenant of the Buyer contained in this Agreement or (ii) the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that the Buyer shall not be liable in any such case to the extent that any such Losses (or action or proceeding in respect thereof) arise out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Buyer through an instrument duly executed by the Sellers specifically stating that it is for use in the preparation thereof. The Buyer will reimburse the Sellers for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, liability, action or proceeding.

                  Section 10.5 SURVIVAL. The representations and warranties of Datatec, Carey, the Sellers and the Buyer set forth in Articles III, IV and V of this Agreement shall survive the Closing until the earlier to occur of (i) the first anniversary of the Closing Date and (ii) the completion and publication of a 12 month audit of the combined results of operations of the Buyer and Datatec. The covenants and agreements of the Sellers, the Buyer, Datatec and Carey shall not survive the Closing, except for the covenants and agreements set forth in Sections 6.3, 6.4, 6.5, 6.6 6.7, 6.9 and 6.10 and under Articles VII and X hereof.

                  Section  10.6  LIMITATIONS.  Notwithstanding  anything in this
Article X to the contrary, in no event shall Carey, Koch or any other Seller be liable for indemnification under this Article X or otherwise in an amount in excess of $2,400,000 pro rata in proportion to the number of their respective Datatec Shares being sold pursuant to this Agreement. In addition, except as may otherwise be provided in this Agreement, no party shall assert any claim against any other party or parties for indemnification hereunder with respect to any inaccuracy or breach of such warranties, representations, covenants or agreements unless and until the amount of all such claims shall exceed $25,000, and then only for the excess above $25,000, PROVIDED, HOWEVER, that any claim against Carey relating to a breach of a representation or warranty contained in Article IV or Sections 3.2, 3.3, or 3.8 shall not be limited by this provision. With respect to possible future obligations of Datatec which are set forth in (i) Item 1 of Schedule 3.6 hereto and (ii) Items 1, 2, and 3 of Schedule 3.8 hereto, no party shall assert any claim against any other party for indemnification hereunder with respect to any liability in excess of the amounts disclosed in such Item unless and until the liability for any such individual Item exceeds the amount disclosed in the relevant Item by more than $150,000, and then only for the amount in excess of $150,000.

                  Section 10.7 REDUCTION FOR INSURANCE. The gross amount which an indemnifying party is liable to, for, or on behalf of the indemnified party pursuant to this Article X (the "Indemnifiable Loss") shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such indemnified party related to the Indemnifiable Loss. If an indemnified party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds in respect of such Indemnifiable Loss, then such indemnified party shall pay to such indemnifying party the net amount of such insurance proceeds or, if less, the amount of such indemnity payment.

                  Section 10.8 CONTRIBUTION. If the indemnification provided for in this Article X is unavailable to an indemnified party in respect of any
Losses relating to the Securities Act or the Exchange Act, then each indemnifying party, in lieu of indemnifying such indemnified party as a result of such Losses, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Buyer on the one hand and of the Sellers, Carey or Koch, as the case may be, on the other in connection with any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or any amendment or supplement thereto or any omission or alleged omission to state a material fact in a Registration Statement or any amendment or supplement thereto. The relative fault of the Buyer on the one hand and of the Sellers, Carey or Koch, as the case may be, on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In no event shall the obligation of any indemnifying party to contribute under this Section 10.8 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 10.1, Section 10.2 or 10.3 (as limited by Section 10.6) had been available under the circumstances.

                  The Buyer, the Sellers, Carey and Koch agree that it would not be just and equitable if contribution pursuant to this Section 10.8 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence, any legal or other expenses reasonable incurred by such indemnified party in connection with investigating or defending any such action or claim.


                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 11.1 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                  (a) By mutual written consent of the Buyer and the Sellers holding at least 5,000,000 shares of Datatec Common Stock;

                  (b) By either the Buyer or the Sellers holding at least 5,000,000 shares of Datatec Common Stock if the transactions contemplated by this Agreement shall not have been consummated on or before December 31, 1996, other than as a result of the breach of this Agreement by such terminating party;

                  (c) By the Sellers holding at least 5,000,000 shares of Datatec Common Stock if any condition specified in Article VIII hereto has not been met, or waived by the Sellers holding at least 5,000,000 shares of Datatec Common Stock, at such time as such condition can no longer be satisfied; or

                  (d) By the Buyer if any condition specified in Article IX hereto has not been met, or waived by the Buyer, at such time as such condition can no longer be satisfied; or

                  (e) By either the Buyer or the Sellers holding at least 5,000,000 shares of Datatec Common Stock if a court of competent jurisdiction or Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

                  Section 11.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement in accordance with Section 11.1(a), (b) or (e) hereof, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of any party hereto or their respective affiliates, officers, directors, employees or agents by virtue of such termination.

                  Section 11.3 AMENDMENT. This Agreement may be amended by the written agreement of the Buyer and the Sellers holding at least 5,000,000 shares of Datatec Common Stock.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.1 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses regardless of the termination of this Agreement or the failure to consummate the transactions contemplated hereby.

                  Section 12.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

                  (a)      If to the Buyer to:

                           Glasgal Communications Inc.
                           151 Veterans Drive
                           Northvale, New Jersey 07647
                           Attention:  Chief Executive Officer
                           with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attention:  Robert H. Friedman, Esq.

                  (b) If to the Sellers, to the address listed on the signature pages hereto, if to Datatec to:

                           Datatec Industries, Inc.
                           1633 Littleton Road
                           Parsippany, New Jersey 07054

                           with a copy to:

                           Podvey, Sachs, Meanor, Catenacci, Hildner &
                           Cocoziello, P.C.
                           One Riverfront Plaza
                           Newark, New Jersey 07102-5497
                           Attention: Mark K. Lipton, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 12.2.

                  Section 12.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto including the letter of intent dated August 30, 1996 among the Buyer, Datatec and Carey and the Confidentiality Agreement dated September 3, 1996 between Datatec and the Buyer.

                  Section 12.4 BINDING EFFECT, BENEFITS, ASSIGNMENTS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.

                  Section 12.5 APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law.

                  Section 12.6 JURISDICTION. The parties hereto agree to submit to the jurisdiction of any Federal or state court located in the State of New Jersey for the purpose of resolving any action or claim arising out of the performance of the provisions of this Agreement.

                  Section 12.7 HEADINGS. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                  Section 12.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                    GLASGAL COMMUNICATIONS, INC.


                                    By: /s/ ISAAC J. GAON
                                    ---------------------------------------
                                        Name:   Isaac J. Gaon
                                        Title:  Chief Executive Officer


                                    DATATEC INDUSTRIES INC.


                                    By: /s/ CHRISTOPHER CAREY
                                    ---------------------------------------
                                        Name:   Christopher Carey
                                        Title:  Chief Executive Officer


/s/ CHRISTOPHER CAREY
---------------------------------------
CHRISTOPHER CAREY

Address:
450 Claremont Road
Bernardsville, NJ 07924


/s/ MARY CAREY
---------------------------------------
MARY CAREY

Address:
450 Claremont Road
Bernardsville, NJ 07924


/s/ AMY CAREY GRAT
---------------------------------------
AMY CAREY GRAT

Address:
450 Claremont Road
Bernardsville, NJ 07924


/s/ CHRISTOPHER CAREY GRAT
---------------------------------------
CHRISTOPHER CAREY GRAT

Address:
450 Claremont Road
Bernardsville, NJ 07924

/s/ RAYMOND KOCH
---------------------------------------
RAYMOND KOCH

Address:
P.O. Box 493
201 Pleasant Valley Rd.
Mendham, NJ 07945


/s/ RONALD FREY
---------------------------------------
RONALD FREY

Address:
670 Summit Avenue
Hackensack, NJ 07601


/s/ GRAEME HOWARD
---------------------------------------
GRAEME HOWARD

Address:
c/o Howard, Lawson & Co.
2 Penn Center Plaza
Philadelphia, PA 19102

                                  SCHEDULE 1.1


                                                                  Glasgal Shares
                                                     Datatec            to be
 Name of Stockholder                                Shares Held        Received
 -------------------                                -----------        --------

Christopher J. Carey                                5,950,000          3,525,926


Mary Carey                                            200,000            118,518


Amy Carey GRAT                                        162,500             96,296


Christopher Carey GRAT                                162,500             96,296


Raymond Koch                                          200,000            118,518



Ronald Frey                                            50,000             29,631


Graeme Howard                                          25,000             14,815
                                                    ---------          ---------

                                                    6,750,000          4,000,000